UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015 (February 23, 2015)

AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 727-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

As previously disclosed in the Current Report on Form 8-K filed by AmerisoruceBergen Corporation, a Delaware corporation (the “Company” or “AmerisourceBergen”), with the Securities and Exchange Commission (“SEC”) on January 12, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 11, 2015, with MWI Veterinary Supply, Inc., a Delaware corporation (“MWI”), and Roscoe Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Purchaser”). Pursuant to the Merger Agreement, on January 26, 2015, Purchaser commenced a tender offer (the “Offer”) to purchase all of MWI’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a purchase price of $190.00 per Share, net to the seller in cash, without interest (the “Offer Price”), less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal filed with the SEC on January 26, 2015 (together with any amendments and supplements thereto).

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 11:59 p.m., New York City time, on Monday, February 23, 2015 (the “Expiration Date”). Based on the information provided to AmerisourceBergen and Purchaser by Computershare Inc., the depositary for the Offer, as of the Expiration Date, 10,096,484 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 78.1% of the then issued and outstanding Shares on a fully diluted basis. In addition, Notices of Guaranteed Delivery had been delivered for 882,210 Shares, representing approximately 6.8% of the then issued and outstanding Shares on a fully diluted basis. The Minimum Tender Condition (as defined in the Merger Agreement) and all other conditions to the Offer having been satisfied, Purchaser accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On February 24, 2015, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into the MWI, with MWI being the surviving corporation (the “Merger”). Upon completion of the Merger, MWI became a wholly owned direct subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the Offer Price, without interest and less any applicable withholding taxes, except for (i) Shares held by MWI as treasury stock or held by AmerisourceBergen or Purchaser and (ii) Shares owned by any stockholder of the Company who was entitled to demand, and who properly demanded, appraisal rights pursuant to Section 262 of the DGCL. The Shares will no longer be listed on the NASDAQ Global Select Market.

The aggregate consideration paid by Purchaser in the Offer and the Merger was approximately $2.5 billion, without giving effect to related transaction fees and expenses. AmerisourceBergen funded the payment of Shares validly tendered in the Offer from a combination of AmerisourceBergen’s available cash on hand together with the proceeds from the Term Loan (as defined in the Current Report on Form 8-K filed by AmerisourceBergen Corporation on February 9, 2015) and the sale of the Notes (as defined in the Current Report on Form 8-K filed by AmerisourceBergen Corporation on February 18, 2015).

The foregoing summary description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 12, 2015 and is incorporated herein by reference.

Item 8.01.            Other Events

A copy of the press release issued by AmerisourceBergen on February 24, 2015, regarding the expiration and results of the Offer and filed as Exhibit (a)(5)(K) to Schedule TO-T/A filed by AmerisourceBergen with the SEC on February 24, 2015 is incorporated herein by reference as Exhibit 99.1.

A copy of the press release issued by AmerisourceBergen on February 24, 2015, regarding the completion of the acquisition of MWI is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 11, 2015, by and among AmerisourceBergen Corporation, Roscoe Acquisition Corp. and MWI Veterinary Supply, Inc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by AmerisourceBergen Corporation on January 12, 2015).

99.1	Press Release, issued February 24, 2015 (incorporated herein by reference to Exhibit (a)(5)(K) to the Schedule TO-T/A filed by AmerisourceBergen Corporation on February 24, 2015).

99.2	Press Release, issued February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: February 24, 2015	By:	/s/ Tim G. Guttman
		Name:	Tim G. Guttman
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 11, 2015, by and among AmerisourceBergen Corporation, Roscoe Acquisition Corp. and MWI Veterinary Supply, Inc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by AmerisourceBergen Corporation on January 12, 2015).

99.1	Press Release, issued February 24, 2015 (incorporated herein by reference to Exhibit (a)(5)(K) to the Schedule TO-T/A filed by AmerisourceBergen Corporation on February 24, 2015).

99.2	Press Release, issued February 24, 2015.